                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement

|_|      Confidential, for Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               Pico Products, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies: ______________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  --------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________

         (4)      Proposed maximum aggregate value of transaction:______________

         (5)      Total fee paid:_______________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:_______________________________________

         (2)      Form, Schedule or Registration Statement No.:_________________

         (3)      Filing Party:_________________________________________________

         (4)      Date Filed:___________________________________________________

                               PICO PRODUCTS, INC.

                            12500 Foothill Boulevard
                       Lakeview Terrace, California 91342





                                                               November 15, 1996

Dear Shareholder:

         The Company's Annual Meeting of Shareholders for the fiscal year ended July 31, 1996 (the "Meeting"), will be held at 9:00 a.m. Pacific Time on Thursday, December 12, 1996, at the Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106. We hope that you will attend.

         The formal Notice of Annual Meeting of Shareholders and the Proxy Statement for the Meeting are on the following pages.

         You will note that the Board of Directors of the Company recommends a vote "FOR" the election of six directors to serve until the Annual Meeting of Shareholders for the fiscal year ending July 31, 1997, "FOR" the adoption of the Company's 1996 Incentive Stock Plan, "FOR" the proposal to change the name of the Company to "Pico Telecommunications, Inc.," and "FOR" the ratification of Deloitte & Touche LLP as independent public accountants of the Company.

         In order to assure that a quorum is present at the Meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the Meeting, you may elect to revoke the proxy and vote your shares in person.

         The prompt return of your proxy card will help us avoid the expense of further requests for proxies.

         For your convenience in returning your proxy card, we enclose a return envelope which requires no postage.

                                                   Very truly yours,



                                                   Everett T. Keech
                                                   Chairman and Chief
                                                   Executive Officer

                               PICO PRODUCTS, INC.

                            12500 Foothill Boulevard
                       Lakeview Terrace, California 91342

          ------------------------------------------------------------

                     NOTICEOF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 12, 1996

          ------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pico Products, Inc. (the "Company") for the fiscal year ended July 31, 1996, will be held at the Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on Thursday, December 12, 1996, at 9:00 a.m. Pacific Time, for the following purposes:

         1. To elect the members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         2. To consider and act upon a proposal to adopt the Company's 1996 Incentive Stock Plan.

         3. To consider and act upon a proposal to change the name of the Company to "Pico Telecommunications, Inc."

         4. To consider and act upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the independent public accountants for Pico Products, Inc. for the fiscal year ending July 31, 1997.

         5. To consider and transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on November 8, 1996, will be entitled to vote at the Meeting.

                                     By Order of the Board of Directors,


                                     Spencer W. Franck, Jr.
                                     Secretary

Lakeview Terrace, California
November 15, 1996


--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

      Whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy card promptly in the enclosed postage paid envelope.
--------------------------------------------------------------------------------

                               PICO PRODUCTS, INC.

                            12500 Foothill Boulevard
                       Lakeview Terrace, California 91342

                        ---------------------------------

                                 PROXY STATEMENT

                        ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                December 12, 1996

         This Proxy Statement and the enclosed form of proxy card are intended to be sent or given to shareholders of Pico Products, Inc. (the "Company") on or about November 15, 1996, in connection with the solicitation of proxies by the management of the Company ("Management") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders for the fiscal year ended July 31, 1996 (the "Meeting"), which will be held on Thursday, December 12, 1996, at 9:00 a.m. Pacific Time at the Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106.

         If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the shareholder indicates a voting choice in the proxy card, the shares will be voted in accordance with the choice. If the proxy card is signed but no specification is made, the shares represented by the proxy card will be voted FOR the election of the nominees for director listed below, FOR the adoption of the Company's 1996 Incentive Stock Plan (the "1996 Plan"), FOR the proposal to change the name of the Company to "Pico Telecommunications, Inc.," and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company for the fiscal year ending July 31, 1997. Management knows of no business that will be presented at the Meeting other than that which is set forth in this Proxy Statement. If any other matter properly comes before the Meeting, the proxy holders will vote the shares represented by the proxy cards in accordance with their best judgment, subject to contrary shareholder instructions on any specific proxy.

         Any proxy granted in a proxy card may be revoked by the shareholder giving it, at any time prior to its being voted, by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card bearing a later date. Any proxy granted in a proxy card may also be revoked by the shareholder's attendance at the Meeting and election, by filing an instrument of revocation, to vote in person.


                        RECORD DATE AND VOTING SECURITIES

         The Board of Directors has fixed the close of business on November 8, 1996, as the record date (the "Record Date") for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were outstanding [4,055,246] shares of the Company's Common Stock, $.01 par value (the "Common Stock"). The shareholders of record on the Record Date will be entitled to one vote per shares of Common Stock on each matter submitted to the Meeting. No other voting securities of the Company are outstanding. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present, the affirmative vote of (i) a plurality of the votes cast at the Meeting will be required for the election of directors, (ii) the holders of a majority of the issued and outstanding Common Stock entitled to vote will be required to approve the adoption of the 1996 Plan and for the approval of the proposal to change the name of the Company, and (iii) a majority of the votes cast at the Meeting will be required for the ratification of Deloitte & Touche LLP as the independent public accountants for the fiscal year ending July 31, 1997, as well as for approval of such other matters as may properly come before the Meeting or any adjournment of the Meeting.

         With respect to the vote for the election of directors, abstentions will have the same effect as a "no" vote, and broker non-votes will have no effect on the outcome of the vote. With respect to the adoption of the 1996 Plan and the approval of the proposal to change the name of the Company, abstentions and broker non-votes will have the same effect as a "no" vote. With respect to the ratification of the Company's independent public accountants, abstentions and broker non-votes will have no effect on the outcome of the vote. In the event a broker that is a record holder of Common Stock does not return a signed proxy, the Common Stock represented by such proxy will not be considered present at the Meeting and, therefore, will not be counted towards a quorum.

         The following table sets forth, as of September 30, 1996, the number and percentage of shares of the Company's Common Stock (the Company's only outstanding class of capital stock) which, according to information supplied to the Company, are beneficially owned by: (i) each person who is the beneficial owner of more than 5% of the Common Stock; (ii) each of the directors and the nominees for directorship of the Company individually; (iii) the chief executive officer of the Company; (iv) each of the named executive officers (as that phrase is defined in the section of this Proxy Statement entitled "Executive Compensation"); and (v) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.


                                                          Shares of
                                                        Common Stock
                                                     Beneficially Owned                              Percent of
                                                            as of                                       Class
Name and Address                                     September 30, 1996                             (Approx.)(1)
----------------                                     ------------------                             ------------
Robert G. Cunningham                                             0                                           *
c/o Pico Products, Inc.
12500 Foothill Boulevard
Lakeview Terrace, California  91342

Charles G. Emley, Jr. (2)                                   10,667                                           *
817 S. Madison Avenue
Pasadena, California  91106

Robert J. Greiner, Jr. (3)                                 109,233                                        2.7%
c/o Pico Products, Inc.
6315 Fly Road
East Syracuse, New York  13057

David A. Heenan (4)                                              0                                           *
c/o The Estate of James Campbell
900 Fort Street Mall,  Suite 1450
Honolulu, Hawaii  96813

Everett T. Keech (5)                                       194,767                                        4.6%
c/o Pico Products, Inc.
One Tower Bridge, Suite 501
West Conshohocken, Pennsylvania 19428

Joseph T. Kingsley (6)                                      13,500                                           *
c/o Pico Products, Inc.
12500 Foothill Boulevard
Lakeview Terrace, California 91342

George M. Knapp (7)                                        178,325                                        4.4%
133 Ridgecrest Drive
Santa Fe, New Mexico  87501

                                                          Shares of
                                                        Common Stock
                                                     Beneficially Owned                              Percent of
                                                            as of                                       Class
Name and Address                                     September 30, 1996                             (Approx.)(1)
----------------                                     ------------------                             ------------
E.B. Leisenring, Jr. (8)                                    25,667                                          *
One Tower Bridge, Suite 501
West Conshohocken, Pennsylvania 19428

Pierson G. Mapes                                             4,000                                          *
8 Sterlington Road
Pierson Lakes
Sloatsburg, New York  10974

William W. Mauritz (9)                                      40,867                                       1.0%
c/o DeSilva & Partners, Inc.
866 Third Avenue
New York, New York  10022

Norman F. Reinhardt (10)                                     6,668                                          *
c/o Pico Products, Inc.
12500 Foothill Boulevard
Lakeview Terrace, California  91342

J. Michael Sills (11)                                      211,810                                       5.2%
126 Shady Lane
Fayetteville, New York  13066

Standard Chartered Equitor Trustee                         350,000                                       8.4%
  CI Limited (12)
P.O. Box 284
Commercial House, Commercial Street
St. Helier, Jersey, Channel Islands


All directors and officers as a group                      795,504                                      18.2%
(12 individuals)

-----------------------------------

*        Denotes less than one percent of class.

(1) The percent of class for any person or group who, as of September 30, 1996, beneficially owned any shares pursuant to options which are exercisable within 60 days of September 30, 1996, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on September 30, 1996.

(2) Includes options for 5,000 shares of Common Stock granted by the Board of Directors; such options were not granted pursuant to or under any of the Company's option plans and are, therefore, non-qualified. Also, includes options for 667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Emley had the right to acquire beneficial ownership of the shares underlying the foregoing options within 60 days of September 30, 1996.

(3) Includes options for 5,000 shares of Common Stock granted under the 1981 Non-Qualified Stock Plan and options for 3,333 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Greiner had the right to acquire beneficial ownership of the shares underlying the foregoing options within 60 days of September 30, 1996. Also includes 30,000 shares of Common Stock subscribed for by Mr. Greiner by delivery of a note payable to the Company as payment of the exercise price due upon exercise of certain stock options. Such shares remain unissued and Mr. Greiner is not entitled to exercise the rights of a stockholder with respect to such shares (including, but not limited to, the right to vote or the right to receive dividends) until payment in full of the note.

(4) Does not include 1,300 shares of Common Stock owned by Mr. Heenan's wife. Mr. Heenan disclaims beneficial ownership of such 1,300 shares of Common Stock.

(5) Includes options for 25,000 shares of Common Stock granted under the 1981 Non-Qualified Stock Option Plan and options for 41,667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Keech had the right to acquire beneficial ownership of the shares underlying the foregoing options within 60 days of September 30, 1996. Also includes 125,000 shares of Common Stock subscribed for by Mr. Keech by delivery of a note payable to the Company as payment of the exercise price due upon exercise of certain stock options. Such shares remain unissued and Mr. Keech is not entitled to the full rights of a stockholder with respect to such shares (including, but not limited to, the right to vote or the right to receive dividends) until payment in full of the note. Also includes 100 shares of Common Stock held by Mr. Keech as custodian for his minor child under the Uniform Gifts to Minors Act.

(6) Includes options for 7,500 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Kingsley had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30, 1996.

(7) Includes options for 6,667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Knapp had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30, 1996. Does not include 4,242 shares of Common Stock owned by Mr. Knapp's adult son. Mr. Knapp disclaims beneficial ownership of such 4,242 shares of Common Stock.

(8) Includes options for 667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Leisenring had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30, 1996. Does not include 11,000 shares of Common Stock owned by a trust of which Mr. Leisenring's wife, Julia B. Leisenring, is the sole beneficiary. Mr. Leisenring disclaims beneficial ownership of such 11,000 shares of Common Stock.

(9) Includes options for 25,000 shares of Common Stock granted under the 1981 Non-Qualified Stock Option Plan and options for 10,667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Mauritz had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30, 1996.

(10) Includes options for 5,001 shares of Common Stock granted under the 1981 Non-Qualified Stock Option Plan and options for 1,667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Reinhardt had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30 1996.

(11) Includes options for 10,000 shares of Common Stock which were granted under the 1981 Non-Qualified Stock Option Plan and options for 10,667 shares of Common Stock granted under the 1992 Incentive Stock Plan. Mr. Sills had the right to acquire beneficial ownership of the shares underlying these options within 60 days of September 30, 1996. Does not include 300 shares of Common Stock owned by Mr. Sills' adult son. Mr. Sills disclaims beneficial ownership of such 300 shares of Common Stock.

(12) Standard Chartered Equitor Trustee CI Limited ("Standard Chartered") is a trust corporation that acts as a custodian of Scimitar Development Capital Fund, a trust organized under the laws of Bermuda (the "Scimitar Fund"), and is the trustee of Scimitar Development Capital "B" Fund, a trust organized under the laws of Jersey (the "Capital "B" Fund"). Standard Chartered is deemed to have beneficial ownership of 350,000 shares of Common Stock, which consist of 250,000 shares of Common Stock and 100,000 warrants to purchase Common Stock which are exercisable within 60 days of September 30, 1996 (the "Warrants"). The Scimitar Fund purchased 61,140 of the Warrants, and the Capital "B" Fund purchased 38,860 of the Warrants. Standard Chartered shares voting and dispositive power for 152,850 shares of Common Stock with the Scimitar Fund and 61,140 shares of Common Stock to be purchased pursuant to the exercise of the Warrants with the Scimitar Fund. Standard Chartered shares voting and dispositive power for 97,150 shares of Common Stock with the Capital "B" fund and 38,860 shares of Common Stock to be purchased pursuant to the exercise of the Warrants with the Capital "B" Fund.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership of such securities with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

         Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended July 31, 1996, all filing requirements applicable to its officers, directors and persons who own more than ten percent of the Common Stock were complied with, except the following: (i) with respect to initial holdings, a Form 3 was filed late by Mr. Cunningham; (ii) with respect to two transactions, a Form 4 was filed late by Mr. Greiner; (iii) with respect to one transaction, a Form 4 was filed late by Mr. Knapp; (iv) with respect to one transaction, a Form 4 was filed late by Mr. Leisenring; and (v) with respect to one transaction, a Form 5 was filed late by Mr. Reinhardt.


                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Company's Board of Directors shall consist of not less than three nor more than eleven directors, as determined by the Company's Board of Directors, and that each director shall hold office until the next Annual Meeting of Shareholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is eight. Messrs. Knapp and Sills are not standing for reelection as directors of the Company. Upon the completion of Messrs. Knapp and Sills' current term, the Company's Board has determined to reduce the number of directors constituting the entire Board to six. Consequently, at the Meeting six directors are to be elected to serve until the 1997 Annual Meeting and until their respective successors have been elected and qualified.

         The persons designated as proxies in the accompanying proxy card intend to vote FOR the six nominees designated by Management listed below, unless a contrary instruction is stated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by Management, unless a contrary instruction is given on the proxy card. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

         The Board of Directors recommends the reelection of each of the six directors standing for reelection. An affirmative vote of a plurality of the votes cast at the Meeting and entitled to vote thereon is required for the election of each director. The names of the persons presently serving as directors of the Company, including those who have been nominated for reelection, and the executive officers of the Company are listed below, together with their ages and certain other information as of September 30, 1996 (except as otherwise indicated):

                             DIRECTORS AND OFFICERS

Name                        Age    Director Since    Position
----                        ---    --------------    --------
Everett T. Keech            56            1991       Chairman of the Board
                                                     and Chief Executive
                                                     Officer

Charles G. Emley, Jr.       55            1993       Director

David A. Heenan             56            1995       Director

George M. Knapp*            58            1979       Director

E.B. Leisenring, Jr.        70            1994       Director

Pierson G. Mapes            59            1996       Director

William W. Mauritz          62            1992       Director

J. Michael Sills*           58            1971       Director

Joseph T. Kingsley          51            ---        Senior Vice President,
                                                     Finance and Operations,
                                                     Chief Financial Officer
                                                     and Treasurer

Robert G. Cunningham        54            ---        Senior Vice President,
                                                     Sales and Marketing

Robert J. Greiner, Jr.      51            ---        Senior Vice President,
                                                     CATV Sales

Norman F. Reinhardt         43            ---        Vice President,Technology
                                                     and Product Development
-----------------------------

* Messrs. Knapp and Sills are not standing for reelection to the Board of Directors.


Certain Biographical and Other Information Regarding the Company's Directors and Officers

         Everett T. Keech has been the Chief Executive Officer of the Company since October 1992. Mr. Keech has also been a director and Chairman of the Board of the Company since February 1991. Prior to that, Mr. Keech was a partner in several investment firms and was Chairman of Quaker Securities, Inc. from 1990 to 1994. Mr. Keech served as Vice Dean of the Wharton School of the University of Pennsylvania from 1978 to 1985. Before that, Mr. Keech served in a number of positions in Washington and was both Assistant Secretary and Acting Under Secretary of the Air Force.

         Charles G. Emley, Jr. has been a director of the Company since November 1993. Mr. Emley has been Dean of the Peter F. Drucker Graduate Management Center of the Claremont Graduate School since early 1996. Prior to that, Mr. Emley had been Managing Principal, World Wide Information Services of Unisys Corporation from November 1993 to December 1995. Prior to that Mr. Emley was a Vice President of IBM Consulting Group from November 1992 through October 1993, and a management consulting partner with Deloitte & Touche LLP from 1977 until November 1992.

         David A. Heenan has been a director of the Company since September 1995. Since January 1995, Mr. Heenan has been a trustee of the Estate of James Campbell. From May 1982 to December 1994, Mr. Heenan served as Chairman and Chief Executive Officer of Theo. H. Davies & Co., Ltd., where he was responsible for the North American operations of Jardine Matheson & Co. From April 1975 to April 1982, Mr. Heenan was Vice President for Academic Affairs of the University of Hawaii. Mr. Heenan currently serves on the Board of Directors of Aloha Airgroup Inc., Bancorp Hawaii Inc., and C. Brewer Homes Inc. Mr. Heenan received a Ph.D. from the Wharton School of the University of Pennsylvania.

         George M. Knapp has been a director of the Company since 1979. Mr. Knapp was the President of the Company from October 1982 to February 1991. In February 1991, Mr. Knapp was appointed to the position of President of Pico Macom, Inc., a subsidiary of the Company. In July 1991, Mr. Knapp was appointed as a Senior Vice President of the Company. Due to health reasons, Mr. Knapp resigned from the positions of Senior Vice President of the Company and President of Pico Macom, Inc., in December 1995.

         E.B. Leisenring, Jr. has been a director of the Company since November 1994. Mr. Leisenring served as Chairman of the Executive Committee of Westmoreland Coal Company from January 1992 to May 1995. Prior to that, Mr. Leisenring was Chairman of the Board and Chief Executive Officer of both Westmoreland Coal Company and Penn Virginia Corporation, serving as Chairman of the Board since 1978. Mr. Leisenring is also a director of Norfolk Southern Corporation and Chairman of the Philadelphia Contributionship
Insurance Company.

         Pierson G. Mapes has been a director of the Company since June 1996. Mr. Mapes was President of the NBC Television Network ("NBC-TV") from 1982 until his retirement in 1994. In that role, he was responsible for NBC-TV's affiliate relations, advertising and sales. Prior to that, he was Vice President, Network Planning for NBC-TV. Mr. Mapes is a member of the International Radio and Television Society and a member of the board of directors of the Broadcast Pioneers and the Broadcast Pioneers Library. He is a director of the Network Television Association and the Advertising Council. Mr. Mapes is also a Trustee of Norwich University and a director of Builders Transport Incorporated.

         William W. Mauritz has been a director of the Company since June 1992. Mr. Mauritz has been a partner with DeSilva & Partners, Inc. since June 1995. Mr. Mauritz was Managing Director of William W. Mauritz & Associates, a management consulting firm, from September 1990 to June 1995. From 1989 to September 1990 he served as Executive Vice President-Human Resources for the Bank of New England. From 1984 to 1989 he was Senior Vice President, Human Resources for McGraw-Hill, Inc.

         J. Michael Sills has been a director of the Company since 1971. Mr. Sills has been President of Foresite Real Estate, Inc. since July 1995. From September 1990 through June 1995 Mr. Sills was an independent real estate broker with Condor Brokerage Inc.

         Joseph T. Kingsley has been Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer of the Company, and Senior Vice President, Finance of Pico Macom, Inc., since November 1994. From 1988 to 1994, Mr. Kingsley was Vice President, Business Administration for Kaiser Marquardt, Inc. and Ferranti Defense & Space/The Marquardt Company. From 1985 to 1988, Mr. Kingsley was Vice President and Chief Financial Officer for Management Analysis Company. From 1980 to 1985, Mr. Kingsley was Vice President and Chief Financial Officer for Ultrasystems, Inc. and Science Application International Corporation.

         Robert G. Cunningham has been Senior Vice President, Sales and Marketing of the Company since June 1996. Prior to that, Mr. Cunningham was National Sales Manager for the Communications and Network Products Division of Amphenol Corporation, from October 1995 to June 1996. Before that Mr. Cunningham was Senior Vice President, National Accounts for Antec Corporation, from 1993 to 1995, and Vice President, Sales for the Cable Products Division of Zenith Electronics Corporation, from 1983 to 1993. Prior to that, Mr. Cunningham was Western Regional Manager for Oak Communications, from 1980 to 1983, and was with Motorola Communications, from 1976 to 1980, and Xerox Corporation, from 1965 to 1976.

         Robert J. Greiner, Jr. has been Senior Vice President, CATV Sales of the Company since July 1991. Prior to joining the Company, Mr. Greiner was President of Comaxx Network Service, a telecommunications systems integrator, from 1989 to June 1991. Mr. Greiner also owned and operated three local cable systems in the State of New York from 1984 to 1989. Prior to that Mr. Greiner was President of RJG Enterprises, a sales representative organization, from 1974 to 1984. Prior to that, Mr. Greiner was Product Manager, Passive Systems for Magnavox CATV Systems, from 1964 to 1974.

         Norman F. Reinhardt has been Vice President, Technology and Product Development of the Company and Pico Macom, Inc., a subsidiary of the Company, since March 1995. From January 1994 to March 1995, Mr. Reinhardt was Vice President, Engineering of the Company and Pico Macom, Inc. Prior to joining the Company, Mr. Reinhardt was Vice President, Business Development for News Datacom, Inc., a subsidiary of News Corp., from 1992 to 1994, and Director, Commercial Product Management, of VideoCipher Division of General Instrument, from 1985 to 1992.

         There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

General Information About the Board of Directors

         During the fiscal year ended July 31, 1996, the Board of Directors held a total of four meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he is a member which were held during the time in which he was a director or a committee member, as applicable.

         The Board of Directors has an Audit Committee to discuss and review with the Company's independent public accountants and management the scope of the Company's annual audit examination, audit budget, proposed work schedule and internal control policies. The current members of the Audit Committee are E.B. Leisenring, Jr., Chairman, Charles G. Emley, Jr. and William W. Mauritz. The Audit Committee held two meetings during the fiscal year ended July 31, 1996.

         The Board of Directors has a Compensation Committee to review compensation of officers of the Company and Pico Macom, Inc., a subsidiary of the Company, and to administer the Company's incentive stock option plans. The current members of the Compensation Committee are William W. Mauritz, Chairman, David A. Heenan, and E.B. Leisenring, Jr. The Compensation Committee held five meetings during the fiscal year ended July 31, 1996.

         At the June 14, 1996 meeting of the Board of Directors, a Nominating Committee was appointed for the purpose of recommending candidates for nomination to the Board of Directors for election at the Meeting. William W. Mauritz and E.B. Leisenring, Jr. served as members of this Nominating Committee.


                              CERTAIN TRANSACTIONS

         Mr. Keech is indebted to the Company pursuant to a note payable to the Company in the amount of approximately $125,061, which was delivered as consideration for the exercise of options to purchase 125,000 shares of Common Stock (see also "Executive Compensation-Exercise of Options"). The note is payable in full in five years and may be prepaid at any time without penalty. Interest on the note is payable quarterly. The Common Stock so acquired remain unissued and Mr. Keech is not entitled to exercise the rights of a stockholder with respect to such shares (including, but not limited to, the right to vote or the right to receive dividends) until payment in full of the note.

         Mr. Mauritz is an officer of DeSilva & Partners, Inc., a management consulting firm specializing in executive recruitment which commenced operations in 1995. During fiscal 1996, DeSilva & Partners, Inc. was retained by the Company to recruit a Senior Vice President for the Company's marketing and sales functions. As a result of the successful completion of its services, DeSilva & Partners, Inc. was paid a $45,000 fee by the Company.

                             EXECUTIVE COMPENSATION

Summary of Compensation

         The following table sets forth a summary of all compensation paid or accrued by the Company for services rendered during the last three fiscal years, to the Chief Executive Officer of the Company and to each of the Company's four most highly compensated individuals who were serving as executive officers on July 31, 1996, or who had served as executive officers during the fiscal year ended July 31, 1996 (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                           Annual Compensation               Compensation
                                                 -------------------------------------       ------------
              Name and                                                    Other Annual       Stock Option       All Other
         Principal Position     Fiscal Year      Salary         Bonus     Compensation(1)       Grants*       Compensation
         ------------------     -----------      ------         -----     ------------       ------------     ------------

   Everett T. Keech,               1996        $189,422       $    ---        $51,251 (2)         ---              ---
    Chairman and Chief             1995         160,416          40,000        32,546 (2)       25,000             ---
    Executive Officer              1994         140,000          70,350          ---            25,000             ---

   Joseph T. Kingsley, (3)         1996        $113,654       $    ---        $11,636 (4)        5,750             ---
    Senior Vice President,         1995          74,375          10,000          ---            10,000             ---
    Finance and Operations,        1994            ---             ---           ---              ---              ---
    Chief Financial Officer
    and Treasurer

   Robert J. Greiner, Jr.,         1996        $116,000       $    ---        $13,283 (5)         ---              ---
    Senior Vice President,         1995         111,769           8,075        12,939 (5)        5,000             ---
    CATV Sales                     1994          96,000          14,472          ---             5,000             ---

   George M. Knapp, (6)            1996        $108,131       $    ---           ---               ---             ---
    Director and Former            1995         135,000           7,500          ---            10,000             ---
    Senior Vice President          1994         135,000          54,270          ---               ---             ---

   Norman F. Reinhardt, (7)        1996        $105,769       $    ---           ---             3,250             ---
    Vice President, Technology     1995          92,917          10,454          ---             7,500             ---
    and Product Development        1994          43,269          23,568          ---             5,000             ---

-----------
* Does not include options granted under the proposed 1996 Incentive Stock Plan which is subject to shareholder approval. See "Adopton of the 1996 Incentive Stock Plan."


(1) Does not include amounts for perquisites and other personal benefits, securities or property paid to any of the named executive officers, which arose primarily as a result of Company cars, car allowances and the use of memberships in private clubs, the value of which does not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus reported for such person.

(2) Includes: $33,702 and $21,202 for premiums on life insurance and $9,600 and $8,088 car allowance for the 1996 and 1995 fiscal years, respectively.

(3)      Mr. Kingsley became an officer of the Company in November 1995.

(4)      Includes: $4,800 car allowance and $1,600 medical benefits.

(5) Includes: $5,998 and $5,998 car allowance and $6,101 and $6,133 medical benefits for the 1996 and 1995 fiscal years, respectively.

(6) Mr. Knapp resigned as an officer of the Company in December 1995. Mr. Knapp received salary payments through March 1996 under the provisions of his employment contract with the Company.

(7)      Mr. Reinhardt became an officer of the Company in January 1994.

Stock Options

         The following table sets forth grants of stock options made during the Company's fiscal year ended July 31, 1996, to each of the named executive officers of the Company:


                      OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                 Potential Realizable Value
                                                                                                  At Assumed Annual Rates
                                                                                                 Of Stock Price Appreciation
                                                     Individual Grants                                 For Option Term
                       ---------------------------------------------------------------------     ---------------------------
                        Number of  % of Total Options
                         Options  Granted to Employees   Exercise  Market Price on   Expiration
Name                   Granted (2)     in Fiscal Year     Price     Date of Grant       Date            5%         10%
----                   --------------------------------------------------------------------------       --         ---

Joseph T. Kingsley        3,250           13.5%            $1.81        $1.81       4/11/2001          $1,625     $3,591

Joseph T. Kingsley        2,500           10.4%            $2.38        $2.38       9/12/2000          $1,644     $3,633

Norman F. Reinhardt       3,250           13.5%            $1.81        $1.81       4/11/2001          $1,625     $3,591

------------------------------------

(1) Does not include options granted under the proposed 1996 Incentive Stock Plan which is subject to shareholder approval. See "Adoption of the 1996 Incentive Stock Plan."

(2) The grant of options disclosed in this table vest over the respective three year period immediately following the date of grant.


Exercise of Options


         The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the named executive officers of the Company during the fiscal year ended July 31, 1996:


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                               Number of Securities                Value of Unexercised
                                                              Underlying Unexercised              In-the-Money Options at
                                                            Options at Fiscal Year End                 Fiscal Year End
                       Shares Acquired        Value         --------------------------           ---------------------------
Name                     on Exercise        Realized           Vested       Unvested              Vested            Unvested
----                     -----------        --------           ------       --------              ------            --------
Everett T. Keech          125,000*          $151,563           50,000        25,000              $35,834              $6,166

Joseph T. Kingsley             --                 --            3,333        12,417                   --                $423

Robert J. Greiner, Jr.     30,000*           $34,125            5,001         4,999               $2,467              $1,333

George M. Knapp            75,000            $99,923            3,333         6,667                   --                  --

Norman F. Reinhardt            --                 --            5,884         9,866                   --                $423

----------------------------

* These shares remain unissued until payment in full of the note payable to the Company delivered to the Company by each of Mr. Keech and Mr. Greiner as consideration for the exercise of their respective options.

Stock Performance Graph

         The following graph illustrates a five year comparison of cumulative shareholder return for each of the fiscal years ended July 31, 1992, 1993, 1994, 1995 and 1996, among the Company, the American Stock Exchange Market Index and a peer group index. The peer group index consists of comparable companies which manufacture and distribute products for the cable television industry.



     $400|----------------------------------------------------------------|
         |                                                  &             |
         |                                                                |
     $350|----------------------------------------------------------------|
         |                                                                &
         |                                                                |
     $300|----------------------------------------------------------------|
         |                                      &                         |
  D      |                                                                |
  O  $250|----------------------------------------------------------------|
  L      |                         &                                      |
  L      |                                      *                         |
  A  $200|----------------------------------------------------------------|
  R      |                                                  *             *
  S      |                                                                |
     $150|--------------------------------------------------#-------------#
         |            &                         #                         |
         *            #            #                                      |
     $100&------------*------------*--------------------------------------|
         #                                                                |
         |                                                                |
      $50|----------------------------------------------------------------|
         |                                                                |
         |                                                                |
       $0|------------|------------|------------|------------|------------|
       1991         1992         1993         1994         1995         1996

          *=Pico Products Inc. &=Peer Group Index #=Amex Market Index

-------------------------------------------------------------------------------------------------------------------------------
                                         1991           1992             1993           1994            1995           1996
-------------------------------------------------------------------------------------------------------------------------------
Pico Products, Inc.                       100           100.00           105.56        222.22           177.78         172.22
-------------------------------------------------------------------------------------------------------------------------------
Peer Group Index                          100           131.65           241.14        285.95           372.38         341.37
-------------------------------------------------------------------------------------------------------------------------------
Amex Market Index                         100           107.85           117.77        120.70           146.38         149.82
-------------------------------------------------------------------------------------------------------------------------------


Note: Assumes $100 invested on August 1, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes dividends reinvested.

The peer group index consists of Augat Inc., C-Cor Electronics Inc., California Amplifier Inc., Microwave Filter Inc., Oak Industries, Pico Products, Inc., TSX Corp. and Wegener Corp.

Report of the Compensation Committee

         To:      The Board of Directors

         It is the responsibility of the Company's Compensation Committee to exercise the power and authority of the Board of Directors with respect to the compensation of employees, the administration of the Company's stock option plans, the review of compensation levels of members of management and the evaluation of the performance of management.

         In evaluating the reasonableness of compensation paid to the Company's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Company's performance. In making these determinations, the Committee has relied on independent surveys of compensation of management of companies engaged in the manufacture and distribution of electrical equipment, electronic components and accessories.

         It is the Company's policy that the compensation of executive officers be based, in substantial part, on the Company's performance, as well as individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of stock option compensation and incentive bonuses with target levels established by the Committee for each position relative to position level. The Company's performance for purpose of compensation decisions is measured against goals established at the beginning of the fiscal year by the Compensation Committee based on the fiscal year's budget approved by the Board of Directors. In addition to financial performance, the Committee also weighs individual performance so that in each case any discretionary annual bonuses reflect individual achievements during the year. Also, no bonuses may be paid if the Company fails to reach a stated earnings target.

         During 1996, the Compensation Committee granted stock options awards to some of the Company's executive officers under a new stock option plan adopted by the Board of Directors in June, subject to approval by the shareholders of the Company at the next annual meeting. The key factors considered by the Committee in determining the awards to these executives were: their past performance; their existing stock and stock option positions; their level of responsibilities; their relative position in the Company; and the extent to which their actions can affect the Company's future financial performance. In addition, in order to tie the potential rewards from such grants to performance by the Company, the 1996 awards contain vesting provisions which condition exercise of the options on the Company's stock reaching a level of $8.00 per share over a period of twenty consecutive trading days.

         In September 1995, Everett T. Keech, the Company's Chairman and Chief Executive Officer, entered into an employment agreement with the Company, pursuant to which Mr. Keech's base salary level was set at $175,000, which represented a continuation of the level set as of January 1, 1995. Pursuant to the Employment Agreement, the base level is subject to increase in the discretion of the Committee. Mr. Keech's salary was increased to $200,000, effective January 1, 1996. Determination of Mr. Keech's salary level was based on independent salary survey information and an evaluation of Mr. Keech's individual performance.

         Because stated earnings targets were not reached during fiscal year 1996, no bonuses were paid to senior executive management under the 1996 Management Incentive Plan.

                                             Compensation Committee:
                                             William W. Mauritz, Chairman
                                             David A. Heenan
                                             E.B. Leisenring, Jr.

Employment Agreements

         Everett T. Keech and the Company are parties to a three-year employment agreement, dated September 22, 1995. Terms of this agreement include a minimum base salary, a car allowance, participation in the Company's incentive compensation plans and certain special life insurance plans, and other standard benefits. For the 1996 calendar year, Mr. Keech's base salary is $200,000 per year. In the event of a change of control, Mr. Keech would receive a payment from the Company equal to 2.99 times his annual base compensation, as well as continued payment by the Company of all of his health, dental, hospitalization and disability benefits and car allowance for a period of two years. If the Company terminates the employment agreement, other than for cause or due to Mr. Keech's death or disability, the Company would be obligated to pay Mr. Keech a sum equal to twice his annual base compensation plus his target bonus for the year of termination and continuation of benefits for a period of one year.

         Joseph T. Kingsley and the Company are parties to an employment agreement, dated as of January 1, 1995. The agreement provides for successive one year terms of employment unless the agreement is terminated for cause or otherwise. Terms of the agreement include a minimum base salary, special life insurance coverage and other standard benefits. For the 1996 calendar year, Mr. Kingsley's base salary is $120,000. In the event of a change in control, Mr. Kingsley will receive a payment from the Company equal to his annual base compensation, as well as the continued payment by the Company of all of his health, dental, hospitalization and disability benefits for a period of one year. If the Company terminates the employment agreement with Mr. Kingsley, other than for cause or due to Mr. Kingsley's death or disability, the Company will be obligated to pay Mr. Kingsley a sum equal to his annual base compensation and continuation of benefits for a period of one year.

         Robert J. Greiner, Jr. and the Company are parties to an employment agreement, dated as of December 26, 1994. The agreement provides for successive one year terms of employment unless the agreement is terminated for cause or otherwise. Terms of the agreement include a minimum base salary, special life insurance coverage and other standard benefits. For the 1996 calendar year, Mr. Greiner's base salary is $116,000. In the event of a change in control, Mr. Greiner will receive a payment from the Company equal to his annual base compensation, as well as the continued payment by the Company of all of his health, dental, hospitalization and disability benefits for a period of one year. If the Company terminates the employment agreement with Mr. Greiner, other than for cause or due to Mr. Greiner's death or disability, the Company will be obligated to pay Mr. Greiner a sum equal to his annual base compensation and continuation of benefits for a period of one year.

         Norman F. Reinhardt and the Company are parties to an employment agreement, dated as of March 22, 1995. The agreement provides for successive one year terms of employment unless the agreement is terminated for cause or otherwise. Terms of the agreement include a minimum base salary and other standard benefits. For the 1996 calendar year, Mr. Reinhardt's base salary is $115,000. In the event of a change in control, Mr. Reinhardt will receive a payment from the Company equal to his annual base compensation, as well as the continued payment by the Company of all of his health, dental, hospitalization and disability benefits for a period of one year. If the Company terminates the employment agreement with Mr. Reinhardt, other than for cause or due to Mr. Reinhardt's death or disability, the Company will be obligated to pay Mr. Reinhardt a sum equal to his annual base compensation and continuation of benefits for a period of one year.

Compensation of Directors

         For the year ended July 31, 1996, outside directors received a fee of $12,000 per year (payable monthly) and an annual grant of options for 2,000 shares of Common Stock for their services as directors. Additionally, the chairmen of the compensation and audit committees, respectively, of the Board of Directors receive an additional $6,000 and $3,000 per year (payable monthly) for their services in these positions.

Compensation Committee Interlocks and Insider Participation

         During the Company's fiscal year ended July 31, 1996, the Compensation Committee consisted of Messrs. Mauritz, Emley, and Leisenring. Commencing with the December 1995 meeting, the Committee consisted of Messrs. Mauritz, Heenan, and Leisenring. Mr. Mauritz is an officer of DeSilva & Partners, Inc, a management consulting firm specializing in executive recruitment which rendered services to the Company for a $45,000 fee. See "Certain Transactions."

                    ADOPTION OF THE 1996 INCENTIVE STOCK PLAN

         On June 14, 1996, the Board of Directors unanimously approved a proposal to adopt the Pico Products, Inc. 1996 Incentive Stock Plan (the "1996 Plan") and directed that the 1996 Plan be submitted to the shareholders for adoption. (Certain technical amendments to the 1996 Plan were adopted by the Board of Directors as of October 8, 1996, to conform the 1996 Plan to recently adopted amendments to applicable rules and regulations of the Securities and Exchange Commission. The following description of the 1996 Plan refers to the 1996 Plan as so amended.)

Description of the 1996 Plan

         The purpose of the 1996 Plan is to promote the interests of the Company by attracting and retaining outstanding individuals as directors, officers and other key employees and consultants, by encouraging and enabling such persons to acquire financial interests in the Company through the acquisition of the Company's Common Stock and by providing performance incentives to such persons.

         Under the 1996 Plan, the Company may grant incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights and stock awards. The 1996 Plan reserves 195,000 shares for issuance. Any options or stock appreciation rights which are canceled or are not exercised within the exercise period may again be granted under the 1996 Plan. Shares issued pursuant to a stock award under the 1996 Plan that are subsequently reacquired by the Company will become available for future grants.

         The 1996 Plan will be administered by a committee of two or more members of the Board of Directors (the "Committee"). The Committee will have sole authority as to decisions regarding the 1996 Plan. The Committee will determine to whom (within the class of eligible persons) the options, stock appreciation rights and stock awards will be granted, the number of shares to be subject to each option or stock award, the duration of each option or stock appreciation right, the time during which an option or stock appreciation right may be exercised and, for the most part, other terms and conditions of the options, stock appreciation rights and stock awards. The Committee is not required to formulate similar terms and conditions of options, stock appreciation rights, and stock awards for all recipients. The Committee may establish any rules and regulations it deems necessary to administer the 1996 Plan. All determinations and actions by the Committee will be final and conclusive for all purposes.

         Participation in the 1996 Plan is limited to directors, officers, employees and consultants of the Company and its affiliates. As of September 30, 1996, approximately 8 directors, 4 officers, 115 employees, who were not also officers, and several consultants were eligible to participate in the 1996 Plan.

         The exercise price of ISOs granted under the 1996 Plan will be 100% of the fair market value of the Common Stock on the date of the grant of such ISOs. The aggregate fair market value of the ISOs first exercisable by a recipient in any calendar year may not exceed $100,000. With respect to NQSOs granted under the 1996 Plan, the Committee will determine the exercise price at its discretion. Common Stock delivered to a recipient upon the exercise of a stock appreciation right will be valued at its fair market value on the date the right is exercised.

         At the time of exercise of an option, the recipient must pay to the Company the full purchase price of the shares either in cash or, upon prior approval by the Committee, by delivery to the Company of shares owned by the recipient, the fair market value of which equals the purchase price of the shares pursuant to the option being exercised. Unless otherwise determined by the Committee, neither options nor rights under the 1996 Plan will be transferable otherwise than by will or the laws of descent and distribution.

         Options granted under the 1996 Plan may not have exercise periods exceeding ten years from the date of grant. A stock appreciation right may be exercised only as long as the option to which it relates is exercisable. Any option granted under the 1996 Plan to a recipient subject to Section 16 of the Exchange Act may be exercised only after six months from the date of its grant. Similarly, Common Stock covered by a stock award granted to a recipient who is subject to the reporting requirements of Section 16 of the Exchange Act may be sold or otherwise disposed of only after six months from the date of grant of the stock award. There is no equivalent restriction for stock appreciation rights.

          The 1996 Plan will terminate on June 13, 2006. After termination of the 1996 Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the 1996 Plan.

         The 1996 Plan may be amended by the Board of Directors of the Company or the Committee without the approval of the shareholders, provided that no action will be taken without the approval of the shareholders to increase the aggregate number of shares of Common Stock subject to the 1996 Plan, materially increase the benefits accruing to the recipients under the 1996 Plan or materially modify the requirements as to eligibility for participation in the 1996 Plan. Notwithstanding the foregoing, the Committee may make any other amendments, and may, at any time and in its sole discretion, declare any or all options and rights outstanding under the 1996 Plan to be exercisable and any or all stock awards outstanding under the 1996 Plan to be vested.

         The affirmative vote of a majority of the outstanding shares eligible to vote is required for the adoption of the 1996 Plan.

Federal Income Tax Consequences Under the 1996 Plan

         The following is a brief description of the federal income tax consequences of stock options, stock appreciation rights and stock awards which may be granted under the 1996 Plan under present tax laws.

         Incentive Stock Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of an ISO. The participant will not have to recognize any income upon the exercise of an ISO, and the Company will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the participant (the "holding period requirement"). Upon a sale of the shares after the holding period requirement, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Company. If a participant disposes of shares before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

         A participant may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering Common Stock of the Company held for more than one year. If the Common Stock delivered by a participant as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such Common Stock has not yet been met, the delivery of such Common Stock to the Company could be treated as a taxable sale or disposition of such stock. In general, where a participant pays the option price of an ISO by delivering Common Stock of the Company, the participant will have a zero tax basis in the shares received that are in excess of the number of shares of Common Stock delivered in payment of the option price.

         For alternative minimum tax purposes, regardless of whether the participant satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the participant's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

         Non-qualified Stock Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of a NQSO. Upon the exercise of an NQSO, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and the Company will be entitled to a federal income tax deduction of the same amount.

         If a participant pays the option price of a NQSO by surrendering Common Stock held by the participant for at least one year then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the participant will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares given up. In such case, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised.

         Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of a stock appreciation right ("SAR") or during the period that the unexercised right remains outstanding. Upon the exercise of a SAR, the fair market value of the shares issued or transferred and the amount of cash paid, if any, by the Company to the participant will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction.

         Stock Awards. Upon the issuance of Common Stock, the fair market value of the Common Stock issued will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction.

         As of September 30, 1996, the market value of the securities reserved for issuance under the 1996 Plan was approximately $414,000.

Options and Rights Granted Under the 1996 Plan

         On June 14, 1996, the Compensation Committee of the Board of Directors granted the following options to the following persons under the 1996 Plan subject to approval of the 1996 Plan by the shareholders:


                                                                                  Potential
Name and Position                       NQSOs Granted                    Realizable Value of Options
-----------------                       -------------                    ---------------------------
                                                                             5%               10%
                                                                             --               ---
Everett T. Keech,                            50,000                          $0*              $0*
  Chairman and Chief
  Executive Officer

Joseph T. Kingsley,                          25,000                           0*               0*
  Senior Vice President,
  Finance and Operations,
  Chief Financial Officer and Treasurer

Robert G. Cunningham,                        10,000                           0*               0*
  Senior Vice President, Sales and
  Marketing

Robert J. Greiner, Jr.,                      10,000                           0*               0*
  Senior Vice President, CATV Sales

Norman F. Reinhardt,                         25,000                           0*               0*
  Vice President, Technology
  and Product Development

----------------------

* Each option has an exercise price equal to 100% of the June 14, 1996 closing price of the Company's Common Stock which was $2.375, but the exercise of these options is conditioned upon the price of the Company's Common Stock reaching $8.00 per share over a period of 20 consecutive trading days. The potential realizable value of the options at the assumed 5% and 10% rates of increase in the price of the Common Stock compounded annually for the ten year term of the options is zero because at such assumed rates, the per share price of the Common Stock would not reach $8.00 within the ten year term of the options.


         A vote in favor of ratification of the 1996 Plan will also be a vote in favor of ratification of the granted options. Shareholders not wishing to approve the grant of these options should vote against ratification of the 1996 Plan.

         The Board of Directors recommends a vote FOR the approval of the 1996 Plan and the options granted thereunder.


                            ADOPTION OF AMENDMENT TO
                   THE COMPANY'S CERTIFICATE OF INCORPORATION

         For the reasons hereinafter set forth, the Board of Directors of the Company has authorized an amendment to the Company's certificate of incorporation which would change the Company's name to "Pico Telecommunications, Inc." The amendment is subject to approval by the Company's shareholders.

         The Board of Directors believes that the name "Pico Telecommunications, Inc." better reflects the Company's existing businesses, which are principally in the telecommunications industry. The Board believes that the change of name will increase awareness of the Company's identity and its products and services.

         The cost of the name change is not expected to be significant. Shareholders will not be required to exchange outstanding stock certificates. The name change will however require various filings in those states where the Company owns or leases property, as well as notification to the Company's suppliers, creditors, banks and business associates.

          Approval of the amendment requires an affirmative vote of a majority of the outstanding shares of Common Stock. The Board of Directors recommends a vote FOR the approval of the amendment to the Company's certificate of incorporation.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP, and its predecessor, Touche Ross & Co., has been the independent public accountant for the Company since January 1, 1982. Deloitte & Touche LLP has been selected by the Company's Board of Directors as the Company's independent public accountant for the current fiscal year. This appointment will be submitted to the shareholders for ratification at the Meeting.

         A representative of Deloitte & Touche LLP is expected to be present at the Meeting. He will be afforded an opportunity to make a statement if he desires and will be available to respond to questions by shareholders. If the shareholders do not ratify the selection of this firm, the selection of another firm of independent public accountants will be considered by the Board of Directors.

         The Board of Directors may, in its discretion, direct appointment of a new independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its shareholders. No such change is anticipated.

         The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.


                     EXPECTED VOTE OF DIRECTORS AND OFFICERS

         The Company expects that the directors and officers of the Company, who are the beneficial owners of approximately 11.9% of the outstanding Common Stock of the Company, will vote, or direct that their shares be voted, in favor of the election of the directors nominated herein, the adoption of the 1996 Plan, the adoption of the name change, and the ratification of the selection of the Company's independent public accountants.


                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at the annual meeting for the fiscal year ending July 31, 1997, it must be received by the Secretary of the Company (at 12500 Foothill Boulevard, Lakeview Terrace, California 91342) not later than July 18, 1997, and meet certain other requirements of the rules of the SEC relating to stockholders' proposals, in order to be considered for inclusion in the Company's proxy statement and form of proxy card relating to that meeting.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders for the fiscal year ended July 31, 1996, accompanies this Proxy Statement. The Annual Report to Shareholders does not constitute a part of the proxy solicitation materials.


                                  MISCELLANEOUS

         This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this proxy statement and the form of proxy card) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation. Although the Company has no present plans to employ solicitors in connection with the Meeting, if in Management's judgment additional solicitations are necessary to secure a quorum, solicitors may be hired at the Company's expense.

         Where information contained in this Proxy Statement rests peculiarly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.


                                           By Order of the Board of Directors,




                                           Spencer W. Franck, Jr.
                                           Secretary

PROXY                                                                    PROXY
                               PICO PRODUCTS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 12, 1996

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints Everett T. Keech and William W. Mauritz, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of Pico Products, Inc. held of record by the undersigned on November 8, 1996, at the Annual Meeting of Shareholders to be held on December 12, 1996, or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SIX NOMINEES TO SERVE AS DIRECTORS, "FOR" THE ADOPTION OF THE COMPANY'S 1996 INCENTIVE STOCK PLAN, "FOR" THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO "PICO TELECOMMUNICATIONS, INC.", AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED on the reverse side, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 4.

                             [REVERSE SIDE OF CARD]

1.  ELECTION OF DIRECTORS (Term to expire at next Annual Meeting).

 For all nominees           WITHHOLD         INSTRUCTION: TO WITHHOLD AUTHORITY
listed to the right     AUTHORITY to vote    TO VOTE FOR ANY INDIVIDUAL NOMINEE,
 (except as marked      for all nominees     STRIKE A LINE THROUGH THE NOMINEE'S
to the contrary at     listed to the right   NAME IN THE LIST BELOW
      right)
                                             Charles G. Emley, Jr., David A.
                                             Heenan, Everett T. Keech, E.B.
                                             Leisenring, Jr., Pierson G. Mapes,
                                             and William W. Mauritz


2. PROPOSAL TO ADOPT THE 1996 INCENTIVE STOCK PLAN.

         FOR        AGAINST        ABSTAIN

3. PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO "PICO TELECOMMUNICATIONS, INC."

         FOR        AGAINST        ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent public accountants of the Company for the year ending July 31, 1997.

         FOR        AGAINST        ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.


Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Date:                                    1996
     -----------------------------------


---------------------------------------------
Signature


---------------------------------------------
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.